EX-28.e.1.a
Schedule A
Underwriting Agreement
between Nationwide Mutual Funds and
Nationwide Fund Distributors LLC
Renewed May 1, 2009*
Name of Fund
Nationwide Fund
Nationwide Growth Fund
Nationwide Bond Fund
Nationwide Government Bond Fund
Nationwide Money Market Fund
Nationwide Large Cap Value Fund
Nationwide Short Duration Bond Fund
Nationwide Enhanced Income Fund
Nationwide Value Opportunities Fund
Nationwide S&P 500 Index Fund
Nationwide Small Cap Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Retirement Income Fund
Nationwide U.S. Small Cap Value Fund
Nationwide International Value Fund
Nationwide Value Fund

*	As approved at the January 16, 2009 Board Meeting.
     IN WITNESS WHEREOF, the undersigned Assistant Secretary of the Trust hereto has executed this Exhibit A on the effective date set forth above.

By: Name:	/s/Allan J. Oster Allan J. Oster
Title:	Assistant Secretary